Dropbox Announces Fiscal 2025 First Quarter Results

First Quarter Revenue of $624.7 Million, down 1.0% year-over-year; on a constant currency basis, down 0.6% year-over-year
GAAP Operating Margin of 29.4% and Non-GAAP Operating Margin of 41.7%
Net Cash Provided by Operating Activities of $153.8 Million and Free Cash Flow of $153.7 Million

SAN FRANCISCO, Calif. - May 8, 2025 - Dropbox, Inc. (NASDAQ: DBX), today announced financial results for its first quarter ended March 31, 2025.

“We’ve had a productive start to the year improving the Dash user experience and making targeted investments to simplify and strengthen our core FSS product,” said Dropbox Co-Founder and Chief Executive Officer Drew Houston. “More recently, our Spring launch introduced key new Dash features designed to solve specific pain points our customers face, including advanced video and image search and deeper integrations with essential apps. While the macro environment remains fluid, we’re focused on refining our execution and increasing our operating efficiency as we continue to capitalize on the Dash opportunity and create value for shareholders.”

First Quarter Fiscal 2025 Results

•Total revenue was $624.7 million, a decrease of 1.0% from the same period last year. On a constant currency basis, year-over-year revenue decreased by 0.6%.(1)

•Total ARR was $2.552 billion, a decrease of 0.2% from the same period last year. On a constant currency basis, ARR was flat.(2) Utilizing the exchange rates set at the beginning of 2025, total ARR decreased $18.8 million quarter-over-quarter.

•Paying users was 18.16 million, flat as compared to the same period last year. Average revenue per paying user was $139.26, as compared to $139.59 for the same period last year. Paying users decreased by 60,000 paying users quarter-over-quarter.

•GAAP gross margin was 81.3%, as compared to 83.2% for the same period last year. Non-GAAP gross margin was 82.9%, as compared to 84.6% for the same period last year as the Company continues to support its datacenter refresh cycle. Additionally, the Company saw a smaller depreciation benefit compared to the 2024 period from the change in useful lives from four to five years of certain infrastructure and component assets which was effective January 1, 2024.(3)

•GAAP operating margin was 29.4%, as compared to 22.7% for the same period last year. Non-GAAP operating margin was 41.7%, as compared to 36.5% for the same period last year. The increase in GAAP operating margin was partially due to a decrease in stock based compensation of 14%, from $78.0 million to $67.1 million.

•GAAP net income was $150.3 million, as compared to $132.3 million for the same period last year. Non-GAAP net income was $207.1 million, as compared to $196.7 million for the same period last year.

•Net cash provided by operating activities was $153.8 million, as compared to $175.5 million for the same period last year. Free cash flow was $153.7 million, as compared to $166.3 million for the same period last year. Cash flows in the first quarter of 2025 included a $36.0 million outflow for the third tranche termination fee related to the partial termination of the Company's lease for its San Francisco, California corporate headquarters and a $10.2 million outflow related to the 2024 reduction in workforce.

•GAAP diluted net income per share attributable to common stockholders was $0.51, as compared to $0.39 in the same period last year. Non-GAAP diluted net income per share attributable to common stockholders was $0.70, as compared to $0.58 in the same period last year.(4)

•Cash, cash equivalents and short-term investments ended at $1,180.0 million.

(1) We calculate constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results.

(2) We calculate total annual recurring revenue ("Total ARR") as the number of users who have active paid licenses for access to our platform as of the end of the period, multiplied by their annualized subscription price to our platform. We adjust our exchange rates used to calculate

Total ARR on an annual basis, at the beginning of each fiscal year. We calculate constant currency Total ARR growth rates by applying the current period exchange rate to prior period results.

(3) The impact from the change in our estimate was calculated based on assets that existed as of the effective date of the change and applying the revised estimated useful lives prospectively.

(4) GAAP and Non-GAAP diluted net income per share attributable to common stockholders is calculated based upon 295.7 million and 340.7 million diluted weighted-average shares of common stock for the three months ended March 31, 2025 and 2024, respectively.

Financial Outlook

Dropbox will provide forward-looking guidance in connection with this quarterly earnings announcement on its conference call, webcast, and on its investor relations website at http://investors.dropbox.com.

Conference Call Information

Dropbox plans to host a conference call today to review its first quarter financial results and to discuss its financial outlook. This call is scheduled to begin at 2:00 p.m. PT / 5:00 p.m. ET and can be accessed by using the web link at http://investors.dropbox.com.

About Dropbox

Dropbox is the one place to keep life organized and keep work moving. With more than 700 million registered users across approximately 180 countries, we're on a mission to design a more enlightened way of working. Dropbox is headquartered in San Francisco, CA, and has employees around the world. For more information on our mission and products, visit http://dropbox.com.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among other things, our expectations regarding distributed work and artificial intelligence and machine learning trends, related market opportunities and our ability to capitalize on those opportunities, as well as our ability to improve shareholder returns. Words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "plans," and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to risks, uncertainties, and assumptions including, but not limited to: (i) our ability to retain and upgrade paying users, and increase our recurring revenue; (ii) our ability to attract new users or convert registered users to paying users; (iii) our expectations regarding general economic, political, and market trends and their respective impacts on our business; (iv) impacts to our financial results and business operations as a result of pricing and packaging changes to our subscription plans; (v) our future financial performance, including trends in revenue, costs of revenue, gross profit or gross margin, operating expenses, paying users, and free cash flow; (vi) our ability to achieve or maintain profitability; (vii) our liability or other potential legal, regulatory, or reputational consequences of any unauthorized access to our data or our users’ content, including through privacy and data security breaches; (viii) significant disruption of service on our platform or loss of content; (ix) any decline in demand for our platform or for content collaboration solutions in general; (x) changes in the interoperability of our platform across devices, operating systems, and third-party applications that we do not control; (xi) competition in our markets; (xii) our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products; (xiii) our ability to improve quality and ease of adoption of our new and enhanced product experiences, features, and capabilities; (xiv) our ability to manage our growth or plan for future growth; (xv) our various acquisitions of businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; (xvi) our ability to attract, retain, integrate, and manage key and other highly qualified personnel, including as a result of our reduction in workforce announced in October 2024 or our Virtual First model with an increasingly distributed workforce; (xvii) our ability to realize the intended benefits of our workforce reduction announced in October 2024, (xviii) our capital allocation plans with respect to our stock repurchase program and other investments; and (xix) the dual class structure of our common stock and its effect of concentrating voting control with certain stockholders who held our capital stock prior to the completion of our initial public offering. Further information on risks that could affect Dropbox’s results is included in our filings with the Securities and Exchange Commission ("SEC"), including our Form 10-K for the year ended December 31, 2024. Additional information will be made available in our quarterly report on Form 10-Q for the quarter ended March 31, 2025 and other reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

Dropbox, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$624.7	$631.3
Cost of revenue(1)(2)	116.7	105.8
Gross profit	508.0	525.5
Operating expenses:
Research and development(1)(2)	178.4	219.1
Sales and marketing(1)(2)	92.0	108.8
General and administrative(1)(2)	53.8	54.1
Total operating expenses	324.2	382.0
Income from operations	183.8	143.5
Interest (expense) income, net	(14.6)	7.3
Other income, net	0.3	0.3
Income before income taxes	169.5	151.1
Provision for income taxes	(19.2)	(18.8)
Net income	$150.3	$132.3
Basic net income per share	$0.52	$0.40
Diluted net income per share	$0.51	$0.39
Weighted-average shares used in computing net income per share attributable to common stockholders, basic	290.3	334.8
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	295.7	340.7

(1) Includes stock-based compensation expense as follows (in millions):

	Three Months Ended March 31,
	2025	2024
Cost of revenue	$4.9	$5.2
Research and development	46.7	55.4
Sales and marketing	5.0	5.1
General and administrative	10.5	12.3
Total stock-based compensation	$67.1	$78.0

(2) Includes expenses related to our reduction in workforce such as severance, benefits and other related items during the quarter ended March 31, 2025.

Dropbox, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	As of
	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$942.2	$1,328.3
Short-term investments	237.8	265.9
Trade and other receivables, net	71.6	70.4
Prepaid expenses and other current assets	83.2	73.8
Total current assets	1,334.8	1,738.4
Property and equipment, net	364.6	358.8
Operating lease right-of-use asset	181.4	158.9
Intangible assets, net	48.8	54.9
Goodwill	442.6	442.8
Deferred tax assets	465.2	466.7
Other assets	119.9	104.7
Total assets	$2,957.3	$3,325.2
Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$33.6	$36.5
Accrued and other current liabilities	148.5	143.2
Accrued compensation and benefits	40.2	105.2
Operating lease liability	44.3	64.9
Finance lease obligation	126.8	123.3
Convertible senior notes, net, current	693.8	—
Term loan, net, current	10.0	10.0
Deferred revenue	739.8	727.7
Total current liabilities	1,837.0	1,210.8
Operating lease liability, non-current	274.5	250.4
Finance lease obligation, non-current	209.9	203.5
Convertible senior notes, net, non-current	688.7	1,381.6
Term loan, net, non-current	961.7	962.9
Other non-current liabilities	61.2	68.4
Total liabilities	4,033.0	4,077.6
Stockholders' deficit:
Additional paid-in-capital	2,267.0	2,404.2
Accumulated deficit	(3,335.7)	(3,146.5)
Accumulated other comprehensive loss	(7.0)	(10.1)
Total stockholders' deficit	(1,075.7)	(752.4)
Total liabilities and stockholders' deficit	$2,957.3	$3,325.2

Dropbox, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities
Net income	$150.3	$132.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38.1	31.4
Stock-based compensation	67.1	78.0
Amortization of debt issuance costs	2.3	1.1
Net loss on equity investments	0.5	—
Amortization of deferred commissions	7.2	7.5
Non-cash operating lease expense	8.4	9.3
Deferred taxes	1.5	(0.5)
Other	(1.9)	1.2
Changes in operating assets and liabilities:
Trade and other receivables, net	(0.8)	1.6
Prepaid expenses and other current assets	(15.3)	(10.7)
Other assets	1.7	0.9
Accounts payable	(3.5)	(8.2)
Accrued and other current liabilities	(4.1)	(5.5)
Accrued compensation and benefits	(65.1)	(66.3)
Deferred revenue	11.7	16.6
Other non-current liabilities	2.4	1.4
Operating lease liabilities	(10.7)	(14.6)
Cash paid for lease termination	(36.0)	—
Net cash provided by operating activities	153.8	175.5
Cash flows from investing activities
Capital expenditures	(0.1)	(9.2)
Purchase of intangible assets	(0.4)	—
Purchases of short-term investments	—	(62.3)
Proceeds from sales of short-term investments	—	55.6
Proceeds from maturities of short-term investments	30.0	123.9
Other	6.3	5.7
Net cash provided by investing activities	35.8	113.7
Cash flows from financing activities
Payments of debt issuance costs and loan commitment fees	(3.3)	—
Principal payments against term loan facility	(2.5)	—
Payments for taxes related to net share settlement of restricted stock units and awards	(39.8)	(41.3)
Proceeds from issuance of common stock, net of taxes withheld	—	0.1
Principal payments on finance lease obligations	(33.8)	(32.1)
Common stock repurchases	(499.1)	(279.4)
Net cash used in financing activities	(578.5)	(352.7)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	3.3	(2.5)
Change in cash, cash equivalents, and restricted cash	(385.6)	(66.0)
Cash, cash equivalents, and restricted cash - beginning of period	1,360.5	614.9
Cash, cash equivalents, and restricted cash - end of period	$974.9	$548.9

Supplemental cash flow data:
Property and equipment acquired under finance leases	$43.6	$26.6

Dropbox, Inc.
Three Months Ended March 31, 2025
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Workforce reduction expense(1)	Non-GAAP
Cost of revenue	$116.7	$(4.9)	$—	$(4.8)	$(0.3)	$106.7
Cost of revenue margin	18.7%	(0.8%)	—%	(0.8%)	—%	17.1%
Gross profit	508.0	4.9	—	4.8	0.3	518.0
Gross margin	81.3%	0.8%	—%	0.8%	—%	82.9%
Research and development	178.4	(46.7)	(1.2)	—	(1.2)	129.3
Research and development margin	28.6%	(7.5%)	(0.2%)	—%	(0.2%)	20.7%
Sales and marketing	92.0	(5.0)	—	(1.1)	(0.3)	85.6
Sales and marketing margin	14.7%	(0.8%)	—%	(0.2%)	—%	13.7%
General and administrative	53.8	(10.5)	(0.2)	—	(0.5)	42.6
General and administrative margin	8.6%	(1.7%)	—%	—%	(0.1%)	6.8%
Income from operations	$183.8	$67.1	$1.4	$5.9	$2.3	$260.5
Operating margin	29.4%	10.7%	0.2%	0.9%	0.4%	41.7%

(1) Includes expenses related to our 2024 reduction in workforce such as severance, benefits and other related items.

Dropbox, Inc.
Three Months Ended March 31, 2024
Reconciliation of GAAP to Non-GAAP results
(In millions, except for percentages, which may not foot due to rounding)
(Unaudited)

	GAAP	Stock-based compensation	Acquisition-related and other expenses	Intangibles amortization	Non-GAAP
Cost of revenue	$105.8	$(5.2)	$—	$(3.1)	$97.5
Cost of revenue margin	16.8%	(0.8%)	—%	(0.5%)	15.4%
Gross profit	525.5	5.2	—	3.1	533.8
Gross margin	83.2%	0.8%	—%	0.5%	84.6%
Research and development	219.1	(55.4)	(3.0)	—	160.7
Research and development margin	34.7%	(8.8%)	(0.5%)	—%	25.5%
Sales and marketing	108.8	(5.1)	—	(3.1)	100.6
Sales and marketing margin	17.2%	(0.8%)	—%	(0.5%)	15.9%
General and administrative	54.1	(12.3)	—	—	41.8
General and administrative margin	8.6%	(1.9%)	—%	—%	6.6%
Income from operations	$143.5	$78.0	$3.0	$6.2	$230.7
Operating margin	22.7%	12.4%	0.5%	1.0%	36.5%

Dropbox, Inc.
Three Months Ended March 31, 2025 and 2024
Reconciliation of GAAP net income to Non-GAAP net income and Non-GAAP diluted net income per share
(In millions, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
GAAP net income	$150.3	$132.3
Stock-based compensation	67.1	78.0
Acquisition-related and other expenses	1.4	3.0
Amortization of acquired intangible assets	5.9	6.2
Workforce reduction expense	2.3	—
Net loss on equity investments	0.5	—
Income tax effects of non-GAAP adjustments	(20.4)	(22.8)
Non-GAAP net income	$207.1	$196.7
Non-GAAP diluted net income per share	$0.70	$0.58
Weighted-average shares used to compute Non-GAAP diluted net income per share	295.7	340.7

Dropbox, Inc.
Three Months Ended March 31, 2025 and 2024
Reconciliation of free cash flow and supplemental cash flow disclosure
(In millions, except for percentages)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Free cash flow reconciliation:
Net cash provided by operating activities	$153.8	$175.5
Less:
Capital expenditures	(0.1)	(9.2)
Free cash flow	$153.7	$166.3
Free cash flow margin	24.6%	26.3%
Plus:
Cash paid for interest on debt, net of the associated tax benefit	20.7	—
Unlevered free cash flow	$174.4	$166.3
Supplemental disclosures:
Key employee holdback payments related to acquisitions(1)	$—	$0.5
Payments related to workforce reduction(2)	$10.2	$—
Cash paid for lease termination(3)	$36.0	$—

(1) During the quarter ended March 31, 2024, we made payments in the amount of $0.5 million related to employee holdbacks pertaining to our acquisitions. The related expenses are recognized within research and development over the required service period.

(2) Includes payments made related to our reductions in workforce such as severance, benefits, and other related items. During the quarter ended March 31, 2025, total cash payments included the accrued pro rata amount of annual employee bonus.

(3) Includes payments made for the partial termination of our lease for our San Francisco, California corporate headquarters during the quarter ended March 31, 2025.

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Dropbox's results, we have disclosed the following non-GAAP financial measures: revenue growth and Total ARR growth excluding foreign exchange effect, which we refer to as on a constant currency basis, non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses (including research and development, sales and marketing and general and administrative), non-GAAP income from operations, non-GAAP net income, free cash flow ("FCF"), unlevered FCF and non-GAAP diluted net income per share. Dropbox has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP cost of revenue, gross profit, operating expenses, income from operations, and net income differ from GAAP in that they exclude stock-based compensation expense, amortization of acquired intangible assets, other acquisition-related expenses, which include third-party diligence costs and expenses related to key employee holdback agreements, expenses related to our reduction in workforce, net loss on equity investments and the income tax effect of the aforementioned adjustments. FCF differs from GAAP net cash provided by operating activities in that it treats capital expenditures as a reduction to net cash provided by operating activities. Free cash flow margin is calculated as FCF divided by revenue. Unlevered FCF represents net cash provided by operating activities adjusted for cash paid for capital expenditures and cash paid for interest on indebtedness and is calculated by adding cash paid for interest on debt, net of the associated tax benefit, to FCF. In order to present revenue on a constant currency basis for the quarter ended March 31, 2025, Dropbox calculates constant currency revenue growth rates by applying the prior period weighted average exchange rates to current period results. Dropbox calculates constant currency Total ARR growth rates by applying the current period rate to prior period results. Dropbox presents constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations.

Dropbox's management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short and long-term operating plans, and to evaluate Dropbox's financial performance and the ability to generate cash from operations. Management believes these non-GAAP financial measures reflect Dropbox's ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Dropbox's business, as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful supplemental information to investors and others in understanding and evaluating Dropbox's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

We believe that the non-GAAP financial measures, non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, and diluted net income per share are meaningful to investors because they help identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude.

We believe that FCF is an indicator of our liquidity over the long term and provides useful information regarding cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow our business. Unlevered FCF provides additional information about our liquidity adjusted for the impact of our capital structure. FCF and unlevered FCF are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. FCF and unlevered FCF each have limitations as analytical tools, and neither metric should be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of FCF and unlevered FCF are that they each do not reflect our future contractual commitments, exclude investments made to acquire assets under finance leases, include capital expenditures, and may be calculated differently by other companies in our industry, limiting their respective usefulness as comparative measures.

The use of non-GAAP cost of revenue, gross profit, operating expenses, income from operations, net income, free cash flow, unlevered free cash flow, and diluted net income per share measures has certain limitations as they do not reflect all items of income, expense, and cash expenditures, as applicable, that affect Dropbox's operations. Dropbox mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. Additionally, we have provided supplemental disclosures in our reconciliation of net cash provided by operating activities to free cash flow to include expenses related to key employee holdback payments related to our various acquisitions, payments related to workforce reduction and cash paid for lease termination. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Dropbox's financial information in its entirety and not rely on a single financial measure.

Contacts
Investors:
Peter Stabler
ir@dropbox.com
or
Media:
Alissa Stewart
press@dropbox.com